As filed with the Securities and Exchange Commission on September 24, 2003.

Registration No. 333-xxxxx

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST BANCORP.

(Exact name of Registrant as specified in its charter)

Commonwealth of Puerto Rico (State or other jurisdiction of incorporation or organization)	66-0561882 (I.R.S. Employer Identification No.)

1519 Ponce de León Avenue
San Juan, Puerto Rico 00908-0146
(787) 729-8200
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Angel Alvarez-Pérez
Chairman, President & Chief Executive Officer
First BanCorp
1519 Ponce de León Avenue
San Juan, Puerto Rico 00908-0146
(787) 729-8200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Antonio R. Sifre
Aurelio Emanuelli-Freese
Fiddler González & Rodríguez, PSC
Fifth Floor, BBVA Tower
254 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-75682

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Aggregate	Proposed Maximum
of Securities to be	Amount to be	Maximum Offering	Aggregate Offering	Amount of Registration
Registered	Registered	Price Per Unit	Price(1)	Fee(2)

Preferred Stock (Series E)	1,264,000	$25.00	$31,600,000	$2556.44

(1)	The proposed maximum aggregate offering price has been estimated solely for purposes of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

      This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3 promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Registration No. 333-75682) filed by the Registrant with the Securities and Exchange Commission, which was declared effective by the Securities and Exchange Commission on January 24, 2002, are incorporated by reference into, and shall be deemed to be part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-75682) are incorporated by reference into, and shall be deemed to be part of, this registration statement, except for the following, which are filed herewith.

Exhibit
Number	Description of Document

5.1	Opinion regarding legality and consent of Fiddler González & Rodríguez, PSC for Series E Preferred Stock

8.1	Opinion regarding tax matters and consent of Fiddler González & Rodríguez, PSC for Series E Preferred Stock

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fiddler González & Rodríguez, PSC (included in the opinion of counsel filed as Exhibit 5.1 hereto)

23.3	Consent of Fiddler González & Rodríguez, PSC (included in the opinion of counsel filed as Exhibit 8.1 hereto)

24	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 (Registration No. 333-75682))

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico, on the 24th day of September, 2003.

FIRST BANCORP.

By:	/s/ Angel Alvarez Pérez Angel Alvarez Pérez Chairman of the Board, Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Angel Alvarez Pérez Angel Alvarez Pérez	Chairman, Chief Executive Officer and President	September 24, 2003

/s/ Annie Astor-Carbonell* Annie Astor-Carbonell	Senior Executive Vice President, Chief Financial Officer and Director	September 24, 2003

/s/ Laura Villarino Tur* Laura Villarino Tur	Senior Vice President and Comptroller	September 24, 2003

/s/ José Julián Alvarez* José Julián Alvarez	Director	September 24, 2003

/s/ Jorge L. Díaz* Jorge L. Díaz	Director	September 24, 2003

/s/ Juan Acosta Reboyras* Juan Acosta Reboyras	Director	September 24, 2003

/s/ José Teixidor* José Teixidor	Director	September 24, 2003

/s/ José Luis Ferrer Canals* José Luis Ferrer Canals	Director	September 24, 2003

Richard Reiss Huyke	Director

*	/s/ Angel Alvarez Perez Angel Alvarez Pérez as attorney-in-fact for each of the persons marked

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

5.1	Opinion regarding legality and consent of Fiddler González & Rodríguez, PSC for Series E Preferred Stock

8.1	Opinion regarding tax matters and consent of Fiddler González & Rodríguez, PSC for Series E Preferred Stock

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fiddler González & Rodríguez, PSC (included in the opinion of counsel filed as Exhibit 5.1 hereto)

23.3	Consent of Fiddler González & Rodríguez, PSC (included in the opinion of counsel filed as Exhibit 8.1 hereto)

24	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 (Registration No. 333-75682))